UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 3, 2006

NETOPIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28450	94-3033136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Shellmound Street, 4th Floor, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-7400

Same

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On January 3, 2006, Netopia, Inc. (the “Company”) and Raymond J. Smets entered into an Indemnification Agreement (the “Agreement”). Effective January 3, 2006, the Company has agreed to employ Mr. Smets as its new Senior Vice President, Sales and Marketing. The Agreement provides that the Company will indemnify Mr. Smets to the maximum extent authorized by the Company’s Bylaws and Section 145 of the Delaware General Corporation Law, as amended, if, by reason of his position as an officer of the Company, he is, or is threatened to be made, a party to or participant in any proceeding, including lawsuits, actions, investigations, inquiries or otherwise as defined in the Agreement. The Agreement is in substantially the same form as the other indemnification agreements currently in place between the Company and its directors and other executive officers. A copy of the Agreement is attached as Exhibit 10.1 and is incorporated herein by reference in its entirety.

On January 3, 2006, the Company and Raymond J. Smets entered into a letter agreement. Under the terms of the letter agreement, effective January 3, 2006, the Company has agreed to provide severance payments and accelerated vesting of stock options in the event that Mr. Smets’ employment terminates following certain changes in control of the Company. In the event of termination of Mr. Smets’ employment following a change in control, as defined in the letter agreement, other than a termination for cause, Mr. Smets would be eligible to receive continued payment of base monthly salary and other benefits for a period of six months. In addition, Mr. Smets would be eligible to receive his full target bonus for the fiscal year in which Mr. Smets’ employment is terminated, prorated to the effective date of termination. Any stock options held by Mr. Smets at the time of termination would vest and become exercisable by an additional twelve months of vesting as of the effective date of termination. The letter agreement is in substantially the same form as the other change in control agreements currently in place between the Company and its other executive officers, although certain of the other agreements provide for continued salary and benefits for a period of twelve months. A copy of the letter agreement is attached as Exhibit 10.2 and is incorporated herein by reference in its entirety.

Item 8.01	Other Events.

On January 5, 2006, the Company announced that effective January 3, 2006, the Company has agreed to employ Mr. Smets as its new Senior Vice President, Sales and Marketing. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits:

Exhibit Number	Description
10.1	Indemnification Agreement dated January 3, 2006 between Raymond J. Smets and Netopia, Inc.

10.2	Letter Agreement dated January 3, 2006 between Raymond J. Smets and Netopia, Inc.

99.1	Press Release dated January 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETOPIA, INC.

Date: January 6, 2006	By:	/s/ CHARLES CONSTANTI
Charles Constanti
Vice President and Chief Financial Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Indemnification Agreement dated January 3, 2006 between Raymond J. Smets and Netopia, Inc.

10.2	Letter Agreement dated January 3, 2006 between Raymond J. Smets and Netopia, Inc.

99.1	Press Release dated January 5, 2006